UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 8, 2014

PBF ENERGY INC.

PBF HOLDING COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-35764 333-186007	45-3763855 27-2198168
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Sylvan Way, Second Floor

Parsippany, New Jersey 07054

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (973) 455-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On May 14, 2014, PBF Logistics LP (the “Partnership”), an indirect wholly-owned subsidiary of PBF Energy Inc. (“PBF Energy”), completed its initial public offering (the “Offering”) of 13,750,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price to the public of $23.00 per Common Unit. The Offering was underwritten by a group of underwriters, including Barclays Capital Inc. and UBS Securities LLC, as representatives of the underwriters (the “Underwriters”). The Partnership also granted the Underwriters an option for a period of 30 days to purchase up to an additional 2,062,500 Common Units (“Option Units”) on the same terms. On May 12, 2014 the Underwriters exercised in full their option to purchase the Option Units.

The material terms of the Offering are described in the prospectus dated May 8, 2014 (the “Prospectus”), filed by the Partnership with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-195024).

The Offering closed on May 14, 2014. The Partnership received proceeds (after deducting underwriting discounts and structuring fees but before estimated offering expenses) from the Offering of approximately $341.0 million. As described in the Prospectus, the Partnership will use the net proceeds from the Offering (i) to distribute approximately $30.0 million to PBF Energy Company LLC (“PBF LLC”) to reimburse it for certain capital expenditures incurred prior to the closing of the Offering with respect to assets contributed to the Partnership; (ii) to pay debt issuance costs of approximately $2.3 million related to the Partnership’s five-year, $275.0 million senior secured revolving credit facility and the Partnership’s three-year, $300.0 million term loan facility; (iii) to purchase $298.7 million in U.S. Treasury or other investment grade securities which will be used to fund anticipated capital expenditures; and (iv) to retain approximately $5.0 million for general partnership purposes. The Partnership will also borrow $298.7 million under the Term Loan and distribute the proceeds of such borrowings to PBF LLC.

Contribution, Conveyance and Assumption Agreement

The description of the Contribution Agreement (as defined below) provided below under Item 2.01 is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Omnibus Agreement

On May 14, 2014, in connection with the closing of the Offering, PBF Holding Company LLC (“PBF Holding”) entered into an Omnibus Agreement (the “Omnibus Agreement”) by and among the Partnership, PBF Logistics GP LLC (the “General Partner”) and PBF LLC.

As more fully described in the Prospectus, the Omnibus Agreement addresses the following matters:

•	the Partnership’s obligation to pay PBF LLC an administrative fee, initially in the amount of $2.3 million per year, for the provision by PBF LLC of centralized corporate services (which fee is in addition to certain expenses of the General Partner and its affiliates that are reimbursed under the partnership agreement of the Partnership);

•	the Partnership’s agreement to reimburse PBF LLC for all other direct or allocated costs and expenses incurred by PBF LLC on the Partnership’s behalf;

•	PBF LLC’s agreement not to compete with the Partnership under certain circumstances;

•	the Partnership’s right of first offer to acquire the right of first offer assets, including certain logistics assets that PBF LLC or its subsidiaries may construct or acquire in the future;

•	a license to use the PBF Logistics trademark and name; and

•	PBF Holding’s agreement to reimburse the Partnership for certain expenditures related to the Partnership’s initial assets for a period of five years after the closing of the Offering.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Omnibus Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Operation and Management Services and Secondment Agreement

On May 14, 2014, in connection with the closing of the Offering, the Partnership, the General Partner and Delaware City Terminaling Company LLC (“Delaware City Terminaling”), a subsidiary of the Partnership, entered into an operation and management services and secondment agreement (the “Services Agreement”) with PBF Holding and certain of its subsidiaries, pursuant to which PBF Holding and its subsidiaries will provide to the Partnership and its subsidiary the personnel necessary for the Partnership to perform its obligations under its commercial agreements. The Partnership will reimburse PBF Holding for the use of such employees and the provision of certain infrastructure-related services to the extent applicable to the Partnership’s operations, including storm water discharge and waste water treatment, steam, potable water, access to certain roads and grounds, sanitary sewer access, electrical power, emergency response, filter press, fuel gas, API solids treatment, fire water and compressed air. In addition, the Partnership will pay an annual fee of $490,000 to PBF Holding for the provision of such services pursuant to the Services Agreement. The Services Agreement will terminate upon the termination of the Omnibus Agreement, provided that the Partnership may terminate any service on 30 days’ notice.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Services Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Delaware City Rail Terminaling Services Agreement

On May 14, 2014, in connection with the closing of the Offering, PBF Holding and Delaware City Terminaling entered into a rail terminaling services agreement (the “Delaware City Rail Terminaling Services Agreement”) under which the Partnership, through Delaware City Terminaling, will provide rail terminaling services to PBF Holding. Under the Delaware City Rail Terminaling Services Agreement, PBF Holding will be obligated to throughput aggregate volumes on the Partnership’s double-loop rail track as follows:

The minimum throughput commitment will be 75,000 barrels per day (“bpd”) through September 30, 2014 and 85,000 bpd for each subsequent quarter (in each case, calculated on a quarterly average basis) of light crude oil shipped on the light crude oil rail unloading terminal at the Delaware City refinery (the “Delaware City Rail Terminal”) for a fee equal to $2.00 per barrel for all volumes of light crude oil throughput up to the minimum throughput commitment and $0.50 per barrel for all volumes of light crude oil throughput in excess of the minimum throughput commitment, in any contract quarter.

The Partnership is required to maintain the capabilities of its Delaware City Rail Terminal such that PBF Holding may throughput at least 75,000 bpd through September 30, 2014 and 85,000 bpd for each subsequent quarter (in each case, calculated on a quarterly average basis) of light crude oil on the double-loop rail track. To the extent that (i) PBF Holding is prevented from throughputting at least such volumes on the Delaware City Rail Terminal (on a quarterly average basis) for more than seven days per quarter as a result of the Partnership’s failure to maintain capacities, then PBF Holding’s aggregate throughput commitments for the double-loop rail track will be reduced proportionately to the extent of the difference between such aggregate minimum throughput capacity and the actual available aggregate throughput capacity, prorated for the portion of the quarter during which throughput capacity was unavailable.

The foregoing description is qualified in its entirety by reference into the full text of the Delaware City Rail Terminaling Services Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated to this Item 1.01 by reference.

Toledo Truck Unloading & Teminaling Services Agreement

On May 14, 2014, in connection with the closing of the Offering, PBF Holding and the Partnership entered into a truck unloading and terminaling agreement (the “Toledo Truck Unloading & Terminaling Agreement”) under which the Partnership will provide truck unloading services to PBF Energy’s Toledo refinery. Under the Toledo Truck Unloading & Terminaling Agreement, PBF LLC will be obligated to throughput aggregate volumes at the Partnership’s crude oil truck unloading terminal at the Toledo refinery (the “Toledo Truck Terminal”) as follows:

The minimum throughput commitment will be 4,000 bpd (on a quarterly average basis) of crude oil throughput at the Toledo Truck Terminal for a fee equal to $1.00 per barrel for all volumes of crude oil throughput up to the minimum throughput commitment and $1.00 per barrel for all volumes of crude oil throughput in excess of the minimum throughput commitment (in any contract quarter).

The Partnership is required to maintain the capabilities of its Toledo Truck Terminal such that PBF LLC may throughput at least 4,000 bpd on a quarterly average basis of crude oil on the Toledo Truck Terminal. To the extent that PBF LLC is prevented from throughputting at least such volumes on the Toledo Truck Terminal, on a quarterly average basis, for more than seven days per quarter as a result of the Partnership’s failure to maintain capacities, then PBF LLC’s aggregate throughput commitments for the Toledo Truck Terminal will be reduced proportionately to the extent of the difference between such aggregate minimum throughput capacity and the actual available aggregate throughput capacity, prorated for the portion of the quarter during which throughput capacity was unavailable.

The foregoing description is qualified in its entirety by reference into the full text of the Toledo Truck Unloading & Terminaling Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated to this Item 1.01 by reference.

Relationships

PBF Energy owns 74,053 Common Units and 15,886,553 subordinated units representing an aggregate 50.2% limited partner interest in the Partnership after taking into account the purchase of the Option Units by the Underwriters. PBF Energy also directly owns all of the incentive distribution rights in the Partnership and indirectly owns a non-economic general partner interest in the Partnership through the General Partner, a wholly-owned subsidiary of PBF LLC.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Contribution and Conveyance Agreement

On May 8, 2014, PBF Energy, PBF LLC, PBF Holding the Partnership, the General Partner, Delaware City Refining, Delaware City Terminaling and Toledo Refining Company LLC (“Toledo Refining”) entered into the Contribution and Conveyance Agreement (the “Contribution Agreement”). On May 14, 2014, in connection with the closing of the Offering, the following transactions occurred pursuant to the Contribution Agreement:

•	Delaware City Refining distributed all of the interests in Delaware City Terminaling and Toledo Refining distributed the Toledo Truck Terminal, in each case, to PBF Holding.

•	PBF Holding contributed (i) all of the interests in Delaware City Terminaling and (ii) the Toledo Truck Terminal to the Partnership in exchange for (a) 74,053 Common Units and 15,886,553 subordinated units representing an aggregate 50.2% limited partner interest in the Partnership, (b) all of the Partnership’s incentive distribution rights, (c) the right to receive a distribution of $30.0 million from the Partnership as reimbursement for certain preformation capital expenditures attributable to the contributed assets, (d) the right to receive a distribution of $298.7 million and in connection with the foregoing, the Partnership will redeem PBF Holding’s initial partner interests in the Partnership for $1,000.

•	PBF Holding distributed to PBF LLC (i) its interest in the General Partner, (ii) the Common Units, subordinated units and incentive distribution rights, (iii) the right to receive a distribution of $30.0 million as reimbursement for certain preformation capital expenditures, and (iv) the right to receive a distribution of $298.7 million.

The foregoing description is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 2.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

10.1	Contribution, Conveyance and Assumption Agreement, dated as of May 8, 2014.

10.2	Omnibus Agreement, dated as of May 14, 2014.

10.3	Operation and Management Services and Secondment Agreement, dated as of May 14, 2014.

10.4	Delaware City Rail Terminaling Services Agreement, dated as of May 14, 2014.

10.5	Toledo Truck Unloading & Terminaling Agreement, dated as of May 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2014	PBF Energy Inc.
(Registrant)

	By:	/s/ Jeffrey Dill
	Name:	Jeffrey Dill
	Title:	Senior Vice President, General Counsel

Date: May 14, 2014	PBF Holding Company LLC
(Registrant)

	By:	/s/ Jeffrey Dill
	Name:	Jeffrey Dill
	Title:	Senior Vice President, General Counsel

INDEX TO EXHIBITS

Number	Description

10.1	Contribution, Conveyance and Assumption Agreement, dated as of May 8, 2014.

10.2	Omnibus Agreement, dated as of May 14, 2014.

10.3	Operation and Management Services and Secondment Agreement, dated as of May 14, 2014.

10.4	Delaware City Rail Terminaling Services Agreement, dated as of May 14, 2014.

10.5	Toledo Truck Unloading & Terminaling Agreement, dated as of May 14, 2014.